Exhibit 10.1

October 1, 2010

Integral Technologies, Inc.
805 West Orchard Drive, Suite 7
Bellingham, WA 98225

Attention:	William Robinson
Chief Executive Officer

Re:	Engagement for Services for Private and Other Offerings

Dear Mr. Robinson:

We are pleased to confirm with you our agreement (this "Agreement") for the arrangements under which MDB Capital Group, LLC and its affiliates (collectively the "Advisor") have been engaged by Integral Technologies, Inc., a Nevada corporation and its subsidiaries, affiliates, related parties and successors (collectively the "Company"), to act as the Company's exclusive placement agent in connection with one or more possible offering of securities by the Company.

1.            Appointment. The Company hereby appoints the Advisor to act as its exclusive, sole placement agent for the term of this agreement in connection with the sale of its debt, equity or equity-linked securities (the "Securities") to one or more financial investors, strategic investors, accredited investors or other investors. The Company hereby authorizes the Advisor, as its agent, to endeavor, on a best efforts basis, to arrange the private placement or other offering of the Securities at a price and on terms satisfactory to the Company, subject to paragraph 7 hereof.

For greater clarity concerning the appointment of the Advisor, this appointment is intended to cover any and all offerings for the term of this agreement that may be made by the Company, including private placements, registered direct offerings, and public offerings, whether on an agency or underwritten basis.

2.            Compensation. As specified in this section of the Agreement, the Company agrees to pay the Advisor the following compensation:

Integral Technologies, Inc.
October 1, 2010

(a)            At each closing ("Closing") of any sale of the Securities, based on the number of Securities sold by the Company, a cash fee to the Advisor equal to 10% of the aggregate gross proceeds received from a sale of the Securities.

(b)            In addition to the cash compensation, the Company will issue at each Closing of the sale of the Securities, a warrant to purchase that number of shares of common stock of the Company equal to 10% of the Securities sold by the Company to the investors and underlying the equity linked Securities sold to the investors, which warrant will be for a term of five years, commencing with the first Closing, at an exercise price equivalent to: (i) the price payable on conversion or exercise of the equity linked Securities, or (ii) 120% of the price paid for the Securities. The warrant will be issued in a form of warrant agreement which shall be in a form and content reasonably acceptable to the Company and the Advisor and will contain cashless exercise and regular anti-dilution provisions and representations and warranties typical of such forms of warrants issued to private placement agents or underwriters, and will not be callable or terminable prior to the expiration date. For purposes of clarity, no adjustment will be made to the exercise price or number of shares underlying the warrant in the event of subsequent financings. The common stock underlying the warrants will have the same registration rights as provided to the investors. The warrants may be issued to such other persons or entities as designated by the Advisor.

3.            Expenses. Promptly upon request, the Company will reimburse MDB for all reasonable out-of-pocket expenses incurred in connection with this Engagement, including the fees and expenses of legal counsel and any other independent advisors retained by MDB (with the Company's consent, which shall not be unreasonably withheld), subject to the following:

(a)            MDB Expenses. With the exception of legal fees and expenses, any single expense in excess of $2,000 (two thousand dollars) will not be incurred without the Company's prior approval. Upon execution of this Agreement, the Company will deposit with MDB a $25,000 (twenty five thousand dollar) fully refundable expense retainer to cover initial legal expenses of MDB and deposit another $10,000 prior to the commencement of the road show to cover travel expenses.

(b)            Legal Expenses. The balance of MDB's legal expenses will be deducted from the proceeds of the Offering.

4.            Manner of Offering. The Company agrees with the Advisor that:

(a) The Company will not, directly or indirectly, make any offer or sale of any of the Securities or any securities of the same or similar class as the Securities, the result of which would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Act') and the Rules of Regulation D under the Act or unreasonably limit the availability of a public registered offering for an offering in which the Advisor will act. The Company represents and warrants to the Advisor that it has not, directly or indirectly, made any offers or sales of the Securities or securities, which offers and sales would not cause the offering of the Securities contemplated hereunder to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Act.

Integral Technologies, Inc.
October 1, 2010

(b) The Company will fully cooperate with the Advisor in any due diligence investigation reasonably requested by the Advisor with respect to the offer and sale of the Securities and will furnish the Advisor with such information, including financial statements, with respect to the business, operations, assets, liabilities, financial condition and prospects of the Company as the Advisor may reasonably request in order to permit it to assist the Company in preparing a Private Placement Memorandum, registration statement or similar document, for use in connection with the offering of the Securities. The Advisor may rely upon the accuracy and completeness of all such information, and the Company acknowledges that the Advisor has not been retained to independently verify any of such information. The Company will be solely responsible for the contents of the Private Placement Memorandum, registration statement and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective purchaser of the Securities, and the Company represents and warrants that the Private Placement Memorandum (other than with respect to any financial projections contained therein, if any), registration statement, and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With respect to any financial projections that may be contained in the Private Placement Memorandum (the "Projections"), the Company represents and warrants that the Projections will be made with a reasonable basis and in good faith and that the Projections will represent the best then available estimate and judgment as to the future financial performance of the Company based on the assumptions to be disclosed therein, which assumptions will be all the assumptions that are material in forecasting the financial results of the Company and which will reflect the best then available estimate of the events, contingencies and circumstances described therein. The Company authorizes the Advisor to provide the Private Placement Memorandum and other offering communications to prospective and final purchasers of the Securities.

If at any time prior to the completion of the offer and sale of the Securities an event occurs that would cause the Private Placement Memorandum (as supplemented or amended), registration statement or other selling communications to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that would cause a material change in the Company's view of the likelihood of achievement of the Projections or the reasonableness of the underlying assumptions, then the Company will notify the Advisor immediately of such event, and the Advisor will suspend solicitations of the prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Private Placement Memorandum, registration statement and selling communications that corrects such statement or omission or revises the Projections or such assumptions.

(c) To the extent that the offering is designated as one to be made pursuant to Regulation D under the Act, the offer and sale of the Securities will comply with certain requirements of Regulation D, including, without limitation, the requirements that:

Integral Technologies, Inc.
October 1, 2010

(i) The Company will not offer or sell the Securities by means of any form of general solicitation or general advertising.

(ii) The Company will not offer or sell the Securities to any person who is not an "accredited investor" (as defined in Rule 501 under the Act).

(iii) The Company will exercise reasonable care to assure that the purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act and, without limiting the foregoing, that such purchasers will comply with Rule 502(d) under the Act.

(iv) The Company will not make any filings with the Securities and Exchange Commission with respect to the offer and sale of the Securities without prior notification to the Advisor.

(d) The Company shall cause to be furnished to the Advisor at each closing of a sale of Securities copies of such agreements, opinions, certificates and, as the Advisor may reasonably request, any other documents (including, without limitation, accountant's letters) that may be exchanged or provided at the Closing. In addition, the Company shall be deemed to make all the representations and warranties to the Advisor that the Company each has made to the purchasers of Securities in any purchase agreement or other document, and the Advisor shall be entitled to rely upon the same opinions of counsel and accountant's letters that are provided to purchasers of the Securities.

(e) The Company agrees that it will be solely responsible for all applicable state securities law compliance with respect to its offer and sale of the Securities, including the making of any filings or taking other actions required under applicable state securities laws. Compliance by the Company with the state securities laws will be at their sole expense.

5.            Indemnification, etc. The Company shall indemnify and hold harmless the Indemnified Persons (as defined in Schedule A) in accordance with Schedule A. The terms and provisions of Schedule A are incorporated by reference herein, constitute a part hereof and shall survive any termination or expiration of this Agreement.

6.            Allocation: No Purchase Obligation. The Advisor will have the right, but not the obligation to determine the allocation of the Securities among potential purchasers, if necessary, provided that such allocation is reasonably acceptable to the Company. Notwithstanding the foregoing agreement, it is agreed by the Company that in no event shall the Advisor be obligated to purchase any of the Securities for its own account or for the accounts of its customers; provided, however, the Advisor and its customers may be offered the Securities and may purchase such offered Securities.

7.            Termination. The Advisor's engagement hereunder will commence upon the execution of this Agreement by all the parties and will continue until terminated by either the Advisor on the one hand or the Company on the other hand, on thirty business days' written notice to the other. Provided however that, other than: (i) in the case of the Advisor's gross negligence or intentional misconduct (after notice to the Advisor and an opportunity to cure, if curable), or (ii) the Company's right to terminate this agreement at any time at its sole discretion during the initial thirty day period of this Agreement (without the required thirty days notice), the Company will not terminate this Agreement prior to that date which is six months from the date hereof. Upon any termination of this Agreement, the Company shall promptly pay the Advisor any accrued but unpaid fees hereunder pursuant to the terms of this Agreement, and shall reimburse the Advisor for any unreimbursed expenses that are reimbursable hereunder. In the event of any termination of this Agreement, the Advisor shall be entitled to all the applicable fees and securities set forth in Section 2, if the Company enters into an agreement for the sale of Securities with any potential investor that has been contacted in any manner (email, telephone, in-person) by the Advisor and is specifically identified to the Company and included on Schedule B, which method of identification and inclusion may be made by email, letter, change to Schedule B or other suitable writing that gives notice to the Company, prior to that date which is six months from the date of termination of this Agreement and such agreement subsequently results in the consummation of such sale. (For clarity, the foregoing right to fees applies to any sale of any securities by any method by the Company.) Any such fees shall be payable contemporaneously with the closing of any such sale of Securities. Upon any termination of this Agreement, the rights and obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 2, 3, 4(b), 4(d), 5, 7, 8, 10-16, and Schedule A. which shall survive such termination.

Integral Technologies, Inc.
October 1, 2010

8.            Exclusivity. During the term of this Agreement, the Company will not, and will not permit any subsidiary, affiliate, advisor or representative of the Company to engage any other person to act as an underwriter or placement agent for the offering of any securities of the Company, or perform any financial advisory or investment banking services (including similar services as provided by this Agreement) for the Company. If the Company or, to the Company's knowledge, any of its subsidiaries, stockholders, members, partners, affiliates or advisors or representatives are contacted by any person concerning the offering of the Securities or expresses a desire to purchase any other securities of the Company, the Company will inform the Advisor of such inquiry, and provide to the Advisor all relevant details thereof.

9.            Other Transactions: Disclaimers.

(a)            If the Advisor is asked to act for the Company in any other formal additional capacity not specifically addressed in this Agreement then such activities shall constitute separate engagements and the terms and conditions of any such additional engagements will be embodied in one or more separate written agreements, containing provisions and terms to be mutually agreed upon, including without limitation appropriate indemnification provisions. The indemnity provisions in Schedule A referred to above shall apply to any such additional engagements (whether or not covered by a separate written agreements) and shall remain in full force and effect regardless of any completion, modification or termination of the Advisor's engagements, unless superseded by an indemnity provision set forth in the additional engagement documentation.

Integral Technologies, Inc.
October 1, 2010

(b)            The Company acknowledges that the Advisor is engaged in a wide range of investing, investment banking and other activities (including investment management, corporate finance, securities issuing, trading and research and brokerage activities) from which conflicting interests, or duties, may arise. Information that is held elsewhere within the Advisor, but of which none of the individuals in the Advisor's investment banking department involved in providing the services contemplated by this Agreement actually has (or without breach of internal procedures can properly obtain) knowledge, will not for any purpose be taken into account in determining the Advisor's responsibilities to the Company under this Agreement. Neither the Advisor nor any other part of the Advisor will have any duty to disclose to the Company or utilize for the Company's benefit any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business. In addition, in the ordinary course of business, the Advisor may trade the securities of the Company for its own account and for the accounts of customers, and may at any time hold a long or short position in such securities. The Advisor recognizes its responsibility for compliance with federal securities laws in connection with such activities. Further, the Company acknowledges that from time to time the Advisor's research department may publish research reports or other materials, the substance and/or timing of which may conflict with the views or advice of the members of the Advisor's investment banking department, and may have an adverse effect on the Company's interests in connection with the transactions contemplated by this Agreement or otherwise.

(c)            Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth in Schedule A. the Indemnified Persons, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by the Advisor hereunder. The Company further agrees that neither the Advisor nor any of its controlling persons, affiliates, directors, officers, employees or consultants shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services to be rendered by the Advisor hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted solely from the gross negligence or willful misconduct of the Advisor or any of its controlling persons, affiliates, directors, officers or employees.

(d)            It is expressly understood and agreed that the Advisor is not undertaking to provide any advice relating to legal, regulatory, accounting or tax matters. The Company acknowledges and agrees that (i) it and its affiliates have relied and will continue to rely on the advice of its own legal, tax and accounting advisors for all matters relating to the transactions contemplated by this Agreement, and (ii) the Company and its affiliates have not received or relied upon the advice of the Advisor or any of its affiliates regarding matters of law, taxation or accounting.

(e)            The Company acknowledges that it is sophisticated and experienced in transactions similar to the contemplated transactions contemplated by this Agreement. The Company further acknowledges that the Advisor will act as an independent contractor hereunder, and that the Advisor's responsibility to the Company is solely contractual in nature and that the Advisor does not owe the Company or any other person or entity, any fiduciary or similar duty as a result of its engagement hereunder or otherwise.

Integral Technologies, Inc.
October 1, 2010

10.           Governing Law: Jurisdiction. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of California applicable to agreements to be entered into and entirely performed in such State, and subject to the exclusive jurisdiction of state and federal courts located in the County of Los Angeles, California. The prevailing party shall be entitled to recovery of costs, fees (including attorneys' fees) and taxes paid or incurred in obtaining judgment. Further, any costs, fees or taxes incurred in enforcing any judgment shall be fully assessed against and paid by the party against whom the judgment is to be enforced.

11.           Payments. All payments to be made to the Advisor hereunder shall be nonrefundable and made in cash by wire transfer of immediately available U.S. funds. Except as expressly set forth herein, no fee payable to the Advisor hereunder shall be credited against any other fee due to the Advisor. The obligation to pay any fee or expense set forth herein shall be absolute and unconditional and shall not be subject to reduction by way of setoff, recoupment or counterclaim.

12.           Announcements, etc. The Company agrees that the Advisor may, following the consummation or announcement of a Closing, describe the offering in any form of media or in the Advisor's marketing materials, stating the Advisor's role and other material terms of the offering and the Securities and using the Company's name and the Company logo and a hyperlink to the Company's website in connection therewith. The Company agrees that any press release that the Company may issue announcing the offering will, at the Advisor's request, contain a reference to the Advisor's role in the offering.

13.           Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at the address set forth above, and (b) if to MDB Capital Group, LLC, at 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401, Attention: Christopher Marlett.

14.           Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be amended or modified except in writing signed by each party hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other, to be given in the sole discretion of the party from whom such consent is being requested. Any attempted assignment of this Agreement made without such consent shall be void and of no effect, at the option of the non-assigning party. The use of the services or employees of any of the affiliates of the Advisor in respect of the services to be provided by the Advisor will not be deemed an assignment. This Agreement is solely for the benefit of the Company and the Advisor and the specified persons herein, and no other person shall acquire or have any rights under or by virtue of this Agreement. If any provision hereof shall be held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, or against public policy, such determination shall not affect such provision in any other respect nor any other provision hereof. The Company and the Advisor shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions. Headings used herein are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. This Agreement may be executed in facsimile counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document.

Integral Technologies, Inc.
October 1, 2010

15.            Patriot Act. The Advisor hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (the "Patriot Act”), it is required to obtain, verify and record information that identifies the Company in a manner that satisfies the requirements of the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act.

16.            Advisor acknowledges that the Company will provide Advisor with information which it consider to be confidential, that will be marked with some methodology that indicates the Company's intention to preserve the information as confidential. Advisor agrees to accept the disclosure of said information as confidential at the time it is received, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the Advisor to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except employees, consultants and professional of the Advisor who have a need to know the information and who are under a duty of confidentiality with the Advisor and such parties shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly. Advisor's obligations under this Paragraph 17 shall not extend to any part of the information:

(a)            that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

(b)            that can be demonstrated, from written records to have been in the recipient's possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

(c)            that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

(d)            that is demonstrated from written records to have been developed by or for the receiving party without reference to confidential information disclosed by the disclosing party.

(e)            that is required to be disclosed by law, government regulation or court order.

Integral Technologies, Inc.
October 1, 2010

17.            We are delighted to accept this engagement and look forward to working with you on this assignment. Please sign below and return to the Advisor to indicate your acceptance of the terms set forth herein, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Advisor as of the date first written above;

Sincerely,

MDB CAPITAL GROUP, LLC

By:	/s/ Christopher A. Marlett
Name: Christopher A. Marlett
Title: Chief Executive Officer

Accepted and Agreed:

Integral Technologies, Inc.

By	/s/ William Robinson
Name: William Robinson
Title: Chief Executive Officer

Integral Technologies, Inc.
October 1, 2010

Schedule A

Reference is made to the engagement letter attached hereto between MDB Capital Group, LLC as defined therein (the "Advisor") and the Company as defined therein (as amended, the "Agreement"). Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

As further consideration under the Agreement, the Company agrees to indemnify and hold harmless the Advisor and its affiliates, and each of their respective officers, directors, managers, members, partners, employees and agents, and any other persons controlling the Advisor or any of its affiliates (collectively, "Indemnified Persons"), to the fullest extent lawful, from and against any claims, liabilities, losses, damages and expenses (or any action, claim, suit or proceeding (an "Action") in respect thereof), as incurred, related to or arising out of or in connection with the Advisor's services (whether occurring before, at or after the date hereof) under the Agreement, the offering of securities or any proposed transaction contemplated by the Agreement or any Indemnified Person's role in connection therewith, whether or not resulting from an Indemnified Person's negligence ("Losses"), provided, that the Company shall not be responsible for any Losses to the extent such Losses are determined, by a final, non-appealable judgment by a court or arbitral tribunal of competent jurisdiction, to have resulted solely from the Advisor's gross negligence or willful misconduct. Without limiting the generality of the foregoing, reliance by the Advisor on any information provided to the Advisor by the Company as contemplated by the Agreement or following any directions furnished by the Company shall not constitute willful misconduct or gross negligence under any circumstances.

The Company agrees that no Indemnified Person shall have any liability to the Company or its respective owners, successors, heirs, parents, affiliates, security holders or creditors for any Losses, except to the extent such Losses are determined, by a final, non-appealable judgment by a court or arbitral tribunal of competent jurisdiction, to have resulted solely from such indemnified Person's gross negligence or willful misconduct.

The Company agrees that neither of them will settle or compromise or consent to the entry of any judgment in, or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party to such Action) unless the Advisor has given its prior written consent, or the settlement, compromise, consent or termination (i) includes an express unconditional release of such Indemnified Person from all Losses arising out of such Action and (ii) does not include any admission of fault on the part of any Indemnified Person.

If, for any reason (other than the gross negligence or willful misconduct of an Indemnified Person as provided above) the foregoing indemnity is judicially determined to be unavailable to an indemnified Person for any reason or insufficient to hold any Indemnified Person harmless, then the Company agrees to contribute to any such Losses in such proportion as is appropriate to reflect the relative benefits received or proposed to be received by the Company on the one hand and by the Advisor on the other, from the offering or proposed transactions under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Advisor on the other, but also the relative fault of the Company on the one hand and the Advisor on the other hand, as well as any relevant equitable considerations. Notwithstanding the provisions hereof, the aggregate contribution of ail Indemnified Persons to all Losses shall not exceed the amount of fees actually received by the Advisor with respect to the services rendered pursuant to the Agreement.

The Company agrees to reimburse the Indemnified Persons for all expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any Action for which indemnification or contribution has or is reasonably likely to be sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party; provided that if any such reimbursement is determined by a final, non-appealable judgment by a court or arbitral tribunal of competent jurisdiction, to have resulted solely from the Indemnified Person's gross negligence or willful misconduct, such Indemnified Person shall promptly repay such amount to the Company.

Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in any transaction or series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Schedule A, the Company shall notify the Advisor in writing thereof and, if requested by the Advisor, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this Schedule A, such as the assumption of such obligations by another creditworthy party, insurance, surety bonds or the creation of any escrow, in each case in an amount and upon terms and conditions satisfactory to the Advisor in its sole discretion.

The indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, (ii) shall survive the expiration or termination of the Agreement or completion of the Advisor's services hereunder, (iii) shall apply to any modification of the Advisor's engagement, (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Advisor or any other Indemnified Person, (v) shall be binding on any successor or assign of the Company and its successors or assigns to the Company's business and the Company's assets and (vi) shall inure to the benefit of any successor or assign of any indemnified Person,

Notification of Claim

The Indemnified Persons shall notify the Company in writing promptly after the summons or other first notice of legal process giving information about the nature of any and ail claims which have been asserted against the Indemnified Persons. In case any action is brought against any Indemnified Persons upon any such claim, the Company shall be entitled to participate at its own expense in the defense, or if the Company so elects, in accordance with arrangements satisfactory to any other indemnifying persons or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to the Indemnified Persons; and after notice from the Company to such Indemnified Persons of the election so to assume the defense thereof and the retaining of such counsel by the Company, the Company shall not be liable to the Indemnified Persons under this section for any legal or other expenses subsequently incurred by the Indemnified Persons in connection with the defense thereof, other than the reasonable costs of investigation, unless the one or more of the Indemnified Persons shall have reasonably concluded that there are or may be defenses available to it which are different from or in addition to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of those indemnified Persons), in any of which circumstances such expenses shall be borne by the Company.